SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)      JULY 29, 1997




                            EQUITABLE RESOURCES, INC.
             (Exact name of registrant as specified in its charter)




      PENNSYLVANIA                     1-3551                   25-0464690
(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation)               File Number)            Identification No.)




420 BOULEVARD OF THE ALLIES, PITTSBURGH, PENNSYLVANIA               15219
       (Address of principal executive offices)                  (Zip Code)




Registrant's telephone number, including area code      (412) 261-3000



                                      NONE
             (Former name or former address, if changed since last report)


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ITEM 5.  Other Events

         The Registrant's (ERI) subsidiary, Equitable Resources Energy Company, has entered into sales agreements with five purchasers covering its oil and natural gas properties in the Western United States and Canada. The aggregate sales price will be approximately $174 million payable at closings which are expected to occur on or before September 30, 1997. The sales are subject to buyers' confirmation of title and site inspection of the properties as well as certain other conditions.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (c) A press release announcing the sale of the western region properties is filed as Exhibit 99 to this report.



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



                                               EQUITABLE RESOURCES, INC.
                                                     (Registrant)


                                   By           /s/ A. Mark Abramovic
                                                    A. Mark Abramovic
                                                Senior Vice President and
                                                 Chief Financial Officer


     July  29, 1997

                                  EXHIBIT INDEX



Exhibit No.                 Document Description           Sequential Page No.

    99             Press release announcing the sale of              4
                   the western region properties